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EXHIBIT 99.1

              MICROISLET ANNOUNCES VOLUNTARY REORGANIZATION FILING


                 COMPANY EXPECTS OPERATIONS TO CONTINUE AS USUAL

SAN DIEGO, CA - November 10, 2008 - MicroIslet Inc. (OTCBB: MIIS, http://www.microislet.com), a biotechnology company engaged in the development and commercialization of cell therapies for diabetes, today announced that it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The company plans to continue operating the business without interruption as management focuses on developing and executing on a corporate restructuring plan.

         "During the past 16 months we believe we have made substantial progress toward the goal of getting the Company's lead product, MicroIslet-PTM, ready for human clinical trials," said Michael J. Andrews, chief executive officer of MicroIslet. "Unfortunately, during that period of time capital markets have not responded to these advances, and we have not been able to secure significant funding as a public company. Our objective now is to simplify our capital structure in order to attract debtor-in-possession financing. These actions are designed to enable us to complete and file the MicroIslet-PTM Investigational New Drug application (IND) with the FDA, and to emerge from the bankruptcy proceedings as a private company."

         MicroIslet has also filed a series of motions with the Bankruptcy Court to assure the continuity and stability of the business, including the payment of wages, and payments to certain critical vendors. MicroIslet expects operations to continue as usual throughout the process.

About MicroIslet

         MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of cell therapy for patients with insulin-dependent diabetes. MicroIslet has licensed several technologies from Duke University for isolation, culturing, storage, and microencapsulation of insulin-producing islet cells from porcine sources. The Company believes that these technologies, and other proprietary methods developed in-house, are significant advances in the field of cellular therapeutics. MicroIslet is planning human clinical trials in the U.S., and exploring possible trials abroad. MicroIslet's ultimate goal is to offer cell transplantation therapies for diabetic patients worldwide.

         The Company's lead product, MicroIslet-PTM, consists of microencapsulated porcine islets for implantation into the abdominal cavity using a minimally invasive procedure. Microencapsulation involves surrounding islet cells with formulations of a highly biocompatible, ultra-pure biopolymer, called alginate, or other similar biocompatible polymers. The alginate coating allows insulin, glucose, oxygen and other nutrients to diffuse freely, while blocking antibodies and reducing the patient's immune response to the implanted islet cells. It is hoped that MicroIslet-PTM will provide physiologic and self-regulating blood glucose control, thus reducing the need for insulin injections or infusions and constant blood glucose monitoring. The long term complications associated with type 1 diabetes, such as peripheral neuropathies, heart and kidney disease, and skin disorders, may be mitigated by the tighter blood glucose control that would result from such a product. Additional information about MicroIslet can be found at http://www.microislet.com.

Forward-Looking Statement

         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "Safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including MicroIslet's ability to secure the debtor-in-possession financing necessary to enable it to file an IND; MicroIslet's need to raise substantial additional funds in order to fund its development plan and continue as a going concern; the risks and uncertainties inherent in medical treatment discovery; development and commercialization; the risks and uncertainties associated with MicroIslet's early stage xenotransplantation technologies; the risks and uncertainties of governmental approvals and regulation, including foreign government approvals for clinical trials outside the United States; dependence on a sole source supplier of animal parts and a sole source manufacturer of encapsulated islets for pre-clinical and clinical studies; the risks that MicroIslet's competitors will develop or market technologies or products that are more effective or commercially attractive than MicroIslet's products; and other risks detailed from time to time in MicroIslet's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. MicroIslet disclaims any intent or obligation to update these forward-looking statements.

Contact: MicroIslet
Michael J. Andrews, CEO
858-657-0287